Exhibit 23.2

August 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, dated August 21, 2020, of our report dated December 16, 2019 relating to Green Thumb Industries Inc.’s consolidated financial statements for the year ended December 31, 2018.

Signed:

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario